UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2020, Adaptimmune Therapeutics plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and SVB Leerink LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 20,500,000 of its American Depositary Shares (“ADSs”) to the Underwriters (the “Offering”). Each ADS represents six ordinary shares of the Company. The ADSs will be sold at a public offering price of $11.00 per ADS. The Company expects to receive aggregate net proceeds from the sale of the ADSs of approximately $211.1 million, after deducting underwriting fees and commissions and estimated offering expenses. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 3,075,000 additional ADSs at the public offering price. The Offering is expected to close on June 4, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The Company and all of the Company’s directors and executive officers also agreed to not sell or transfer any ADSs of the Company for 60 days after June 1, 2020 without first obtaining the consent of Cowen and Company, LLC and SVB Leerink LLC.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-233557), including the prospectus contained therein, effective September 10, 2019, as the same has been amended and/or supplemented from time to time.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Mayer Brown International LLP relating to the legality of the issuance and the ordinary shares underlying the ADSs in this offering is attached as Exhibit 5.1 hereto and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 8.01	Other Events.

On June 1, 2020, the Company issued a press release announcing the commencement of the Offering and issued a subsequent press release on June 1, 2020 announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 1, 2020, by and among Adaptimmune Therapeutics plc, Cowen and Company, LLC and SVB Leerink LLC, as representative of the several Underwriters named therein.

5.1	Opinion of Mayer Brown International LLP.

23.1	Consent of Mayer Brown International LLP (contained in Exhibit 5.1).

99.1	Press Release dated June 1, 2020, announcing the commencement of the Offering.

99.2	Press Release dated June 1, 2020,announcing the pricing of the Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC
Date: June 2, 2020	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary